EMPLOYMENT CONTRACT

This Employment Contract (this "Contract") is made effective as of July 01, 2023, by and between Transit Pro Tech Inc of 100 N Barranca Street Suit 460, West Covina, California, 91791 and Du Weihong of 4631 Merced Ave, Baldwin Park, California, 91706.

A. Transit Pro Tech Inc is engaged in the business of computer programming. Du Weihong will primarily perform the job duties at the following location: 100 N Barranca Street Suit460, West Covina, California.

B. Transit Pro Tech Inc desires to have the services of Du Weihong.

C. Du Weihong is an at will employee of Transit Pro Tech Inc. Either party is able to terminate the employment agreement at any time.

Therefore, the parties agree as follows:

1. EMPLOYMENT. Transit Pro Tech Inc shall employ Du Weihong as a(n) CEO. Du Weihong shall provide to Transit Pro Tech Inc duties as needed. Du Weihong accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of Transit Pro Tech Inc and Transit Pro Tech Inc's supervisory personnel.

2. BEST EFFORTS OF EMPLOYEE. Du Weihong agrees to perform faithfully, industriously, and to the best of Du Weihong's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Contract, to the reasonable satisfaction of Transit Pro Tech Inc. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Transit Pro Tech Inc may require from time to time.

3. OWNERSHIP OF SOCIAL MEDIA CONTACTS. Any social media contacts, including "followers" or "friends," that are acquired through accounts (including, but not limited to email addresses, blogs, Twitter, Facebook, YouTube, or other social media networks) used or created on behalf of Transit Pro Tech Inc are the property of Transit Pro Tech Inc.

4. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Du Weihong under this Contract, Transit Pro Tech Inc will pay Du Weihong an annual salary of $60,000.00 payable semi-monthly on the fifteenth day and the last day of the month and subject to applicable federal, state, and local withholding. Upon termination of this Contract, payments under this paragraph shall cease; provided, however, that Du Weihong shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Du Weihong has not yet been paid, and for any commission earned in accordance with Transit Pro Tech Inc's customary procedures, if applicable. Accrued vacation will be paid in accordance with state law and Transit Pro Tech Inc's customary procedures. This section of the Contract is included only for accounting and payroll purposes and should not be construed as establishing a minimum or definite term of employment.

5. EXPENSE REIMBURSEMENT. Transit Pro Tech Inc will reimburse Du Weihong for "out-of-pocket" expenses incurred by Du Weihong in accordance with Transit Pro Tech Inc's policies in effect from time to time.

6. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Du Weihong shall provide Transit Pro Tech Inc with all information, suggestions, and recommendations regarding Transit Pro Tech Inc's business, of which Du Weihong has knowledge, that will be of benefit to Transit Pro Tech Inc.

7. CONFIDENTIALITY. Du Weihong recognizes that Transit Pro Tech Inc has and will have information regarding the following:

- inventions
- products
- product design
- processes
- technical matters
- trade secrets
- copyrights
- customer lists
- prices
- costs
- business affairs
- future plans

and other vital information items (collectively, "Information") which are valuable, special and unique assets of Transit Pro Tech Inc. Du Weihong agrees that Du Weihong will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate any Information to any third party without the prior written consent of Transit Pro Tech Inc. Du Weihong will protect the Information and treat it as strictly confidential. A violation by Du Weihong of this paragraph shall be a material violation of this Contract and will justify legal and/or equitable relief.

This Agreement is in compliance with the Defend Trade Secrets Act and provides civil or criminal immunity to any individual for the disclosure of trade secrets: (i) made in confidence to a federal, state, or local government official, or to an attorney when the disclosure is to report suspected violations of the law; or (ii) in a complaint or other document filed in a lawsuit if made under seal.

8. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Du Weihong has disclosed (or has threatened to disclose) Information in violation of this Contract, Transit Pro Tech Inc shall be entitled to an injunction to restrain Du Weihong from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Transit Pro Tech Inc shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

9. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Contract shall remain in full force and effect for a period of 2 after the voluntary or involuntary termination of Du Weihong's employment. During such period, neither party shall make or permit the making of any public announcement or statement of any kind that Du Weihong was formerly employed by or connected with Transit Pro Tech Inc.

10. EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER. Du Weihong shall not have the right to make any contracts or commitments for or on behalf of Transit Pro Tech Inc without first obtaining the express written consent of Transit Pro Tech Inc.

11. BENEFITS. Du Weihong shall be entitled to employment benefits, as provided by Transit Pro Tech Inc's policies in effect during the term of employment. These benefits include:

- Vacation
- Personal Leave
- Health Insurance
- Disability Insurance

- Life Insurance
- Pension Plan

12. TERM/TERMINATION. Du Weihong's employment under this Contract shall be for an unspecified term on an "at will" basis. If Du Weihong is in violation of this Contract, Transit Pro Tech Inc may terminate employment without notice and with compensation to Du Weihong only to the date of such termination. The compensation paid under this Contract shall be Du Weihong's exclusive remedy.

13. COMPLIANCE WITH EMPLOYER'S RULES. Du Weihong agrees to comply with all of the rules and regulations of Transit Pro Tech Inc.

14. RETURN OF PROPERTY. Upon termination of this Contract, Du Weihong shall deliver to Transit Pro Tech Inc all property which is Transit Pro Tech Inc's property or related to Transit Pro Tech Inc's business (including keys, records, notes, data, memoranda, models, and equipment) that is in Du Weihong's possession or under Du Weihong's control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by Du Weihong.

15. NOTICES. All notices required or permitted under this Contract shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:

Employer:

Transit Pro Tech Inc
LI LIUMEI
Secretary
100 N Barranca Street Suit 460
West Covina, California 91791

Employee:

Du Weihong
4631 Merced Ave
Baldwin Park, California 91706

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

16. ENTIRE AGREEMENT. This Contract contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Contract supersedes any prior written or oral agreements between the parties.

17. AMENDMENT. This Contract may be modified or amended, if the amendment is made in writing and is signed by both parties.

18. SEVERABILITY. If any provisions of this Contract shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

19. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Contract shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Contract.

20. APPLICABLE LAW. This Contract shall be governed by the laws of the State of California.

21. SIGNATORIES. This Contract shall be signed by LI LIUMEI, Secretary on behalf of Transit Pro Tech and by Du Weihong in an individual capacity. This Contract is effective as of the date first above written.

By: [signature] Date: 07/01/2023
LI LIUMEI, Secretary
Transit Pro Tech

By: [signature] Date: 07/01/2023
Du Weihong